Exhibit 1(a)













                           NEW CENTURY ENERGIES, INC.

                                  COMMON STOCK
                          STANDARD PURCHASE PROVISIONS

                                    INCLUDING

                     FORM OF UNDERWRITTEN PURCHASE AGREEMENT



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                           NEW CENTURY ENERGIES, INC.
                         STANDARD PURCHASE PROVISIONS -
                                  COMMON STOCK

     From time to time, New Century Energies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company and for each share of Common Stock shall include a right (the "Rights") to purchase one one-hundredth of a share of preferred stock of the Company issued under the Rights Agreement, dated August 1, 1997 between the Company and The Bank of New York, as Rights Agent. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Company's Common Stock, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Common Stock to be sold by the Company pursuant to the applicable Purchase Agreement (the "Prospectus Supplement"). The Company has furnished to you, for use by the Underwriters (as defined herein) and dealers, copies of one or more preliminary prospectuses and the documents so incorporated therein (each thereof, including the documents so incorporated therein, is herein called the "Preliminary Prospectus"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

     1. Introductory. The Company proposes to issue and sell from time to time Common Stock registered under the Regis-


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                                      -2-


tration Statement. The shares of Common Stock referred to on Schedule A of the Purchase Agreement are hereinafter referred to as the "Firm Shares." The Purchase Agreement may provide for an additional number of shares of Common Stock (the "Additional Shares") which number shall not exceed 15% of the number of Firm Shares, which the purchasers may purchase on the terms and conditions set forth in this Agreement for the sole purpose of covering over-allotments. The Firm Shares and the Additional Shares, if any, are collectively referred to as the "Purchased Shares." The firm or firms, as the case may be, which agree to purchase the Purchased Shares are hereinafter referred to as the "Underwriters" of the Purchased Shares. The terms "you" and "your" refer to those Underwriters who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Underwriters named in Schedule A thereto, as the case may be.

     2. Delivery and Payment. The Company will deliver the certificates for the Firm Shares to you in certificated form unless otherwise specified in the Purchase Agreement for the accounts of the Underwriters at the place specified in the Purchase Agreement, against payment of the purchase price by wire transfer of immediately available funds (or as otherwise agreed to by the parties and specified in this Agreement), at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "time of purchase." Unless otherwise provided for in the Purchase Agreement, any certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request in writing not later than 10:00 A.M.,* on the third business day prior to the time of purchase, or, if no such request is received, in the names of the respective Underwriters in the denominations agreed to be purchased by them pursuant to this Agreement. For the purpose of expediting the checking of any certificates for the Firm Shares, the Company agrees to make such certificates available to you at the place specified in the Purchase Agreement registered in such names and denominations as you shall have requested not later than 10:00 A.M. on the first business day preceding the time of purchase.**

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*     Times mentioned herein are New York City Time.

** As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

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                                      -3-


     If there are any Additional Shares, the Underwriters shall have the option to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares, if any, as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares, all subject to the terms and conditions set forth in this Agreement. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by your written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A to the Purchase Agreement bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

     Payment of the purchase price for the Additional Shares, if any, shall be made on the Additional Closing Date in the same manner and at the same office as the payment for the Firm Shares. The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Additional Closing Date, any certificates for the Additional Shares so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Additional Closing Date, or if no such request is made, registered in the names of the several Underwriters as set forth in Schedule A to the Purchase Agreement.


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                                      -4-


     If the Additional Closing Date occurs after the Closing Date, then the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of supplemental opinions, certificates and letters confirming as of the Additional Closing Date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     3. Certain Covenants of the Company. The Company agrees:

               (a) As soon as possible after the execution and delivery of this Agreement to file, or mail for filing, the Prospectus with the Commission pursuant to its Rule 424 under the Act;

               (b) To file no amendment or supplement to the Registration Statement or Prospectus (other than a required filing under the Exchange Act) subsequent to the execution of this Agreement and prior to the time of purchase to which you object in writing;

               (c) To furnish such proper information as may be required and otherwise to cooperate in qualifying the Purchased Shares for sale under the laws of such jurisdictions as you may designate; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (d) To the extent not previously furnished to you, to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein (including unsigned copies of all exhibits filed therewith, other than exhibits which have previously been furnished to you), two signed copies of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing (other than exhibits, including consents filed as exhibits, to the Regis-


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                                      -5-


          tration Statement) for distribution of a copy to you and to each of the other Underwriters;

               (e) To deliver to the Underwriters without charge in New York City as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to the Underwriters, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (or as amended or supplemented, if the Company shall have made any amendment or supplement after the effective date of the Registration Statement) as you or the respective Underwriters may reasonably request for the purposes contemplated by the Act;

               (f) To advise you promptly (confirming such advice in writing) of any official request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible, or of the suspension of qualification of the Purchased Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose;

               (g) To apply the net proceeds from the sale of the Purchased Shares in the manner set forth in the Prospectus;

               (h) To furnish to you during a period of five years from the time of purchase (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) from time to time, copies of any reports or other communications which it shall file with the Commission or any governmental agency substituted therefor under the Exchange Act or sent to its public stockholders, or holders of the Purchased Shares, and (iii) such other information as you may from time to time reasonably re-


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                                      -6-


          quest regarding the financial condition and operations of the Company;

               (i) To furnish to any other Underwriter copies of such financial statements, reports or other information referred to in the foregoing subparagraphs (h)(i) and (ii) as such Underwriter may, from time to time during the period you are entitled to receive them, request;

               (j) To advise the Underwriters of the happening of any event known to the Company within the time during which a prospectus relating to the Purchased Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus or any amended or supplemented Prospectus or in the information incorporated by reference therein so that as thereafter delivered to purchasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on request to prepare and furnish to the Underwriters and to dealers and other persons designated by you such amendments or supplements (including appropriate filings under the Exchange Act) to the Prospectus as may be necessary to reflect any such change, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Underwriters to so notify the Company cancels the Company's obligation under this Section 3(j));

               (k) As soon as practicable, to make generally available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement;

               (l) to pay the fees and expenses of counsel for the Underwriters, and to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this Agreement, in the event that the Purchased Shares are not delivered to and taken up and paid for by the Underwriters hereunder for any


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                                      -7-


          reason whatsoever except the failure or refusal of any Underwriter to take up and pay for Purchased Shares for some reason not permitted by the terms of this Agreement, the Underwriters agreeing to pay the fees and expenses of counsel for the Underwriters in any other event;

               (m) To pay all expenses, fees and taxes (other than transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under 3(l) above or (iv) below) in connection with
          (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, and the printing or reproduction and furnishing of copies of each thereof to the Underwriters and to dealers, (ii) the issue, sale and delivery of the Purchased Shares,
          (iii) the printing or reproduction of this Agreement and the opinions and letters referred to in Section 4(a) hereof, (iv) the qualification of the Purchased Shares for sale under state laws as aforesaid, including the reasonable legal fees and all filing fees and disbursements of counsel for the Underwriters and all other filing fees, and the printing or reproduction and furnishing of copies of the "Blue Sky Survey" to the Underwriters and to dealers, and (v) the performance of the Company's other obligations hereunder;

               (n) To furnish to you as early as practicable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company which have been read by the Company's independent public accountants as stated in their letter to be furnished pursuant to Section 4(a) of this Agreement; and

               (o) If a public offering of the Purchased Shares is to be made, not to offer or sell any of its Common Stock prior to thirty days after the time of purchase without your consent (except pursuant to employee benefit or dividend reinvestment plans).


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                                      -8-


     4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase and pay for the Firm Shares are subject to the following conditions:

               (a) That, at the time of purchase, you shall receive the signed opinions of counsel for the Company and counsel for the Underwriters, substantially in the forms heretofore furnished to you, addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other underwriters); and that, at the time of purchase, you shall receive the signed letters of the independent public accountants of the Company, substantially in the form heretofore furnished to you and in substance satisfactory to you addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other underwriters);

               (b) That, prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor shall be pending or threatened;

               (c) That, at the time the Registration Statement became effective, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the time of purchase the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or Prospectus;


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                                      -9-


               (d) That, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the time of purchase, in your opinion no material adverse change, or any development involving a prospective material adverse change, in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time);

               (e) That, at the time of purchase, the Company shall have performed all of its obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase; and

               (f) That, if a public offering of the Purchase Shares is to be made, since the date of this Agreement and prior to the time of purchase, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act (other than as referred to in or contemplated by the Registration Statement and the Prospectus as of such time);

               (g) That the Company shall, at the time of purchase, deliver to you (with reproduced or conformed copies thereof for each of the other Underwriters) a signed certificate of two of its executive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the time of purchase, no material adverse change, or any development involving a prospective material adverse change, in the condition of the Company, financial or otherwise, shall have taken place (other than as referred to


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                                      -10-


          in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this Section 4.

               (h) That, at the time of purchase, the New York Stock Exchange shall have approved for listing upon official notice of issuance, the Purchased Shares.

     5. Termination of Agreement. The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion, if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended (other than a temporary suspension to provide for an orderly market) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if after the execution of this Agreement the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Firm Shares or the Additional Shares, as the case may be.

     If you elect to terminate this Agreement as provided in this Section 5, the Company and each other Underwriter shall be notified promptly in writing or by telephone, confirmed in writing.

     If the sale to the Underwriters of the Firm Shares as herein contemplated is not carried out by the Underwriters for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms thereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(l), 3(m), 7(b) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company (except to the extent provided in Sections 8(b) and 9 hereof) or to one another under this Agreement.

     6. Increase in Underwriters' Commitments. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares or the Additional Shares, as the case may be, to be purchased by it hereunder and if the number of Firm


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                                      -11-


Shares or Additional Shares, as the case may be, which all Underwriters so defaulting shall have so failed to take up and pay for does not exceed 10% of the total number of Firm Shares or Additional Shares, as the case may be, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares or Additional Shares, as the case may be, they are obligated to purchase pursuant to this Agreement) the number of Firm Shares or Additional Shares, as the case may be, agreed to be purchased by all such defaulting Underwriters, as herein provided. Such Firm Shares or Additional Shares, as the case may be, shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such number as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares or Additional Shares, as the case may be, shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the number of Firm Shares set opposite the names of all such nondefaulting Underwriters in Schedule A to the Purchase Agreement.

     Without relieving any defaulting Underwriter of its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares or Additional Shares, as the case may be, hereunder unless all of the Firm Shares or Additional Shares, as the case may be, are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you will have the right to postpone the time of purchase for a period of not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement will refer to and include any underwriter substituted under this Section 6 with like effect as if such substituted underwriter had originally been named in Schedule A to the Purchase Agreement.

     7. Warranties and Representations of and Indemnity by the Company. (a) The Company warrants and represents that, when the Registration Statement became effective, the Registration Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to


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Rule 424 under the Act, the Prospectus will comply in all material respects with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to the Underwriter in the Registration
Statement or Prospectus. The Company also warrants and represents that the documents incorporated by reference in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (b) The Company agrees to indemnify and hold harmless each Underwriter, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable fees and expenses of counsel and other reasonable expenses in connection with investigating, defending or settling any such claim) which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to the Underwriter in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such documents or necessary to make such information not misleading.


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                                      -13-


     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel (in addition to local counsel) for all indemnified parties selected by you shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company's indemnity agreement contained in this Section 7(b) and its warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Shares. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Shares or with such Registration Statement or Prospectus.

     8. Warranties and Representations of and Indemnity by Underwriters. (a) Each Underwriter warrants and represents that the information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospec-tus or necessary to make such information not misleading. Each Underwriter, in addition to other information furnished by such Underwriter or on its behalf through you to the Company in writing expressly for use with reference to such Underwriter in the Registration Statement and Prospectus, hereby furnishes to the Company in writing expressly for use with reference to such Underwriter the statements with respect to the terms of offering of the Purchased Shares by the Underwriters set forth on the cover page of the Prospectus Supplement and under "underwriting" therein.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and its officers from and against any loss, expense, liability or claim (including the reasonable fees and expenses of counsel and other reasonable expenses in connection with investigating, defending or settling any such claim) which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in, the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in such documents or necessary to make such information not misleading.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing or by telephone, confirmed in writing, of the institution of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses for all indemnified parties of one counsel (in addition to local counsel) selected by the Company shall be borne by such Underwriter. Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter. The indemnity agreement on the part of each Underwriter contained in this Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Each Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against such Underwriter in connection with the issue and sale of the Purchased Shares or with such Registration Statement or Prospectus.

     9. Contribution. If the indemnification provided for in Section 7(b) or 8(b) above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under the Act or the Exchange Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this Section 9, no indemnifying Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudu-lent misrepresentation. The contribution agreement contained in this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Shares.

     10. Notices. All statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at New Century Energies, Inc., 1225 17th Street, Denver, Colorado 80202, Attention: Chief Financial Officer.

     11. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

     12. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchased Shares from an Underwriter or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Shares from any Underwriter or any subsequent holder thereof.

     13. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

                           NEW CENTURY ENERGIES, INC.

                               PURCHASE AGREEMENT

                                  COMMON STOCK

New Century Energies, Inc.
1225 17th Street
Denver, Colorado  80202

Dear Sirs:

     Referring to the Common Stock, par value $1.00 per share, of New Century Energies, Inc. (the "Company") covered by the registration statement on Form S-3 (No. 333- ), such registration statement including (i) the prospectus included therein, dated , 199__ in the form first filed under Rule 424 and any additional prospectus supplements relating to the Common Stock filed under Rule 424 (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement," on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Underwriters") agree to purchase, severally, and the Company agrees to sell to the Underwriters, severally, the respective number of shares of Common Stock having the terms described below (the "Purchased Shares") set forth opposite the name of each Underwriter on Schedule A hereto.

     The price at which the Purchased Shares shall be purchased from the Company by the Underwriters shall be $_____ per share. The initial public offering price shall be $__ per share. The number of Purchased Shares constituting Firm Shares shall be ______ and the number of Purchased Shares constituting Additional Shares shall be __________. The Purchased Shares will be offered by the Underwriters as set forth in the Prospectus relating to such Purchased Shares.

The Purchased Shares shall be
delivered in the following form:
                                                -------------------------

Payment for the Shares shall be
made in the following funds:
                                                -------------------------
The "time of purchase" shall be:
                                                ------------------------
[The place at which the Shares
may be checked and packaged
shall be:
                                                ------------------------]
The place(s) at which the
Shares shall be delivered and
sold shall be:
                                                -------------------------
Other terms:                                    _________________________

     Notices to Underwriters shall be sent to the following addresses or telecopier number(s):






     If we are acting as Representative(s) for the several Underwriters named in Schedule A hereto, we represent that we are authorized to act for such several Underwriters in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Underwriters.

     All of the provisions contained in the document entitled "New Century Energies, Inc. Standard Purchase Provisions - Common Stock," a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                    Yours very truly,

                                    [Firm Name]


                                    By
                                        -----------------------------------
                                        Title:
                                              -----------------------------

                                    [Firm Name]


                                    By
                                        -----------------------------------
                                        Title:
                                              -----------------------------

                                           Acting on behalf of and as
                                           Representative(s) of the
                                           several Underwriters named
                                           in Schedule A hereto.*


The foregoing Purchase Agreement
is hereby confirmed as of the
date first above written


NEW CENTURY ENERGIES, INC.


By
-----------------------------------
Title:
      -----------------------------


----------

* To be deleted if the Purchase Agreement is not executed by one or more Underwriters acting as Representative(s) of the Underwriters for purposes of this Agreement.

                                   SCHEDULE A


                                     Number
                                       of
Name of Underwriters                                      Firm Shares
--------------------                                      -----------









Total                                                     ------------
                                                          ------------